UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2025 (April 30, 2025)

Aether Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42595	35-2818803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, 30th Floor

New York, New York 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 363-0886

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	ATHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Independent Director Agreements

On April 30, 2025, Aether Holdings, Inc. (the “Company”) entered into agreements (the “Independent Director Agreements”) with the Company’s independent directors, consisting of Justin P. Molander, David Mandel, and Timothy W. Murphy (the “Independent Directors”), who were appointed to the Company’s board of directors (the “Board”) on April 9, 2025, upon the effectiveness of the Company’s Registration Statement on Form S-1 (File No. 333-284081) in connection with the Company’s initial public offering.

Under the Independent Director Agreements, the Company will pay each of the Independent Directors an annual cash fee of $30,000, with an additional $5,000 to be paid annually to any Independent Director who is appointed to serve as the Chair of any of the committees of the Board. The Company will also pay or reimburse the Independent Directors for pre-approved reasonable business-related expenses incurred in good faith in the performance of the director’s duties for the Company.

Either party to the Independent Director Agreement may terminate the same at any time upon ten (10) days’ written notice, and the Company shall be obligated to pay any compensation and expenses due up to the date of termination. Each Independent Director has acknowledged in the Independent Director Agreement that a determination has been made by the Board that they are “independent” with respect to the Company, in accordance with the listing requirements of the Nasdaq Capital Market, and agreed to maintain their independence for so long as they serve as a member of the Board.

Indemnification Agreements

In connection with the Independent Director Agreements, on April 30, 2025, the Company entered into a standard form of indemnification agreement with each of the Independent Directors (the “Indemnification Agreements”) providing, among other things, for (i) indemnification of the directors to the fullest extent permitted by the laws of the State of Delaware, and as provided by, or granted pursuant to, the Company’s Amended Certificate of Incorporation and Amended and Restated Bylaws, and any resolutions adopted pursuant thereto, against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim, and (ii) the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under the law of the State of Delaware, and as provided by, or granted pursuant to, the Company’s Amended Certificate of Incorporation and Amended and Restated Bylaws, and any resolutions adopted pursuant thereto.

Under the terms of the Indemnification Agreement, the Company shall not be obligated to make any indemnity in certain circumstances in connection with a Proceeding (as such term is defined in the Indemnification Agreement), including (a) where payment has already been made under any statute, insurance policy, indemnity provision, vote or otherwise (except with respect to excess beyond the amount paid), (b) where the Independent Director is held liable for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (c) for any reimbursement of the Company by the Independent Director of any bonus or other incentive-based or equity-based compensation or of any profits realized from the sale of securities of the Company as required by the Exchange Act, including Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale of securities in violation of Section 206 of the Sarbanes-Oxley Act, or (d) if prohibited by applicable law.

The Indemnification Agreement shall terminate in accordance with its terms on the later to occur of (i) ten years from the date that the Independent Director ceases to serve as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or any other Enterprise (as such term is defined in the Indemnification Agreement) and (ii) one year after the final termination of any Proceeding where the Independent Director is granted rights of indemnification or advancement of expenses.

The forms of Independent Director Agreement and Indemnification Agreement are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K. The foregoing descriptions of both exhibits are summaries only and are qualified in their entirety by reference to the full text of such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Form of Independent Director Agreement
10.2	Form of Independent Director Indemnification Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2025	Aether Holdings, Inc.

	By:	/s/ Nicolas Lin
	Name:	Nicolas Lin
	Title:	Chief Executive Officer